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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") and related Prospectus (the "Prospectus") of Spieker Properties, Inc. (the "Company") and of Spieker Properties, L.P. (the "Operating Partnership") for the registration of the Company's shares of preferred stock, shares of its common stock, warrants for the purchase of its preferred and common stock, depository shares and guarantees and the Operating Partnership's debt securities.

     We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our respective reports, each dated January 25, 1996, relating to the separate consolidated financial statements of the Company and the Operating Partnership, which reports are included in the respective Annual Reports on Form 10-K for the year ended December 31, 1995 of the Company and the Operating Partnership, incorporated by reference in the Registration Statement and Prospectus.

     We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our reports, each dated January 25, 1996, relating to the separate consolidated financial statements of the Operating Partnership, which reports are included in the Amendment No. 1 to the Annual Report on Form 10-K/A, dated June 20, 1996, of the Operating Partnership, incorporated by reference in the Registration Statement and Prospectus.

     We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our reports, each dated June 14, 1996, on the combined statement of revenues and certain expenses of the Six Acquired Properties and Two Investments Mortgages, which reports are included in the respective Current Reports on Form 8-K, each dated June 18, 1996, of the Company and the Operating Partnership, incorporated by reference in the Registration Statement and Prospectus.

     We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our reports, each dated July 11, 1996, on the combined statement of revenues and certain expenses of the The City Portfolio, which reports are included in the respective Current Reports on Form 8-K, each dated July 15, 1996, of the Company and the Operating Partnership, incorporated by reference in the Registration Statement and Prospectus.

     We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our reports, each dated October 29, 1996, on the combined statement of revenues and certain expenses of the Three Acquired Properties, which reports are included in the respective Current Reports on Form 8-K, each dated December 4, 1996, of the Company and the Operating Partnership, incorporated by reference in the Registration Statement and Prospectus.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
December 9, 1996